UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : January 1, 2008
ECHOSTAR DBS CORPORATION
(Exact name of registrant as specified in its charter)

COLORADO		84-1328967
(State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	(IRS Employer Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)
(303) 723-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On January 1, 2008 (the “Distribution Date”), EchoStar Communications Corporation (“ECC” or the “Company”) completed the distribution of all of the outstanding shares of common stock of EchoStar Holding Corporation (“EHC”) to the stockholders of ECC in a spin-off (the “Spin-Off”) intended to qualify for tax-free treatment. ECC retains its pay-TV business, DISH Network, and EHC holds the digital set-top box business, certain satellites, uplink and satellite transmission assets, real estate and other assets and related liabilities formerly held by ECC. Shares of Class A common stock of ECC will continue to trade under the symbol “DISH” on the NASDAQ Global Select Market. ECC also intends to change its name to “DISH Network Corporation.”
     In connection with the Spin-Off, the Company entered into certain agreements with EHC to effect the Spin-Off and to define responsibility for obligations arising before and after the Distribution Date, including, among others, obligations relating to set-top box sales, transition services, taxes, employees and intellectual property. Information regarding the material agreements is summarized below.
     Separation Agreement
     Immediately prior to the distribution, the Company entered into a separation agreement with EHC which provides, among other things, for the contribution to EHC of the Company’s set-top box business and the other assets to be transferred to EHC in the Spin-Off (the “Contributed Assets”), the distribution of shares of EHC’s common stock to the Company’s shareholders and other matters related to EHC’s relationship with the Company. Except as expressly set forth in the separation agreement, the contribution of the Contributed Assets was made on an “as is,” “where is” basis, and EHC will bear the economic and legal risk of the contribution. As part of the contribution, EHC has assumed and agreed to perform and fulfill all of the liabilities (including contingent liabilities) related to the Contributed Assets in accordance with their respective terms, including the intellectual property liabilities relating to the Contributed Assets for acts or events occurring on or before the Distribution Date except for certain liabilities to be retained by the Company. Except as expressly set forth in the separation agreement, the Company has not made any representation or warranty as to the assets or liabilities transferred or assumed as part of the contribution, or as to any consents which may be required in connection with the transfers. As part of the separation agreement, the Company and EHC have also agreed to provide one another with information reasonably necessary to comply with reporting, disclosure or filing requirements of governmental authorities, for use in judicial, regulatory, administrative and other proceedings and to satisfy audit, accounting, claims, litigation or similar requests, whether business or legal related.
     Employee Matters Agreement
     Immediately prior to the distribution, the Company entered into an employee matters agreement with EHC, providing for each company’s respective obligations to its employees. Pursuant to the agreement, EHC established a defined contribution plan for the benefit of EHC’s eligible employees in the United States. In addition, EHC has established welfare plans for the benefit of EHC’s eligible employees and their respective eligible dependents that are substantially similar to the welfare plans currently maintained by the Company. EHC has also established stock incentive plans and an employee stock purchase plan. There are no payments expected under the employee matters agreement except for the reimbursement of certain expenses in connection with these employee benefit plans and potential indemnification payments in accordance with the separation agreement. The employee matters agreement is non-terminable and will survive for the applicable statute of limitations. The employee matters agreement also addresses the treatment of ECC stock options and restricted stock unit awards in connection with the Spin-Off.
     Intellectual Property Matters Agreement
     Immediately prior to the distribution, EHC entered into an intellectual property matters agreement with the Company and certain of its subsidiaries. The intellectual property matters agreement governs the Company’s relationship with EHC with respect to patents, trademarks and other intellectual property. Pursuant to the intellectual property matters agreement, the Company and certain of its subsidiaries will irrevocably assign to EHC all right, title and interest in certain patents, trademarks and other intellectual property necessary for the operation of EHC’s set-top box business. In addition, the agreement will permit EHC to use, in the operation of its set-top box business, certain other intellectual property currently owned or licensed by the Company and its subsidiaries.
     EHC will grant to the Company and its subsidiaries a non-exclusive, non-transferable, worldwide license to use the name “EchoStar” and a portion of the assigned intellectual properties as trade names and trademarks for a limited period of time in connection with the Company’s continued operation of the consumer business. The purpose of such license is to eliminate confusion on the part of customers and others during the period following the Spin-Off. After the transitional period, the Company and its subsidiaries may not use the “EchoStar” name as trademarks. Similarly, the intellectual property matters agreement will provide that EHC will not make any use of the name or trademark “DISH Network” or any other trademark owned by the Company or its subsidiaries. There are no payments expected under the intellectual property matters agreement and it will continue in perpetuity.
     Management Services Agreement
     Immediately prior to the distribution, the Company entered into a management services agreement with EHC pursuant to which the Company will make certain of its officers available to provide services (which are primarily legal and accounting services) to EHC. Specifically, Bernard L. Han, R. Stanton Dodge and Paul W. Orban will remain employed by the Company, but will serve as EHC’s Executive Vice President and Chief Financial Officer, Executive Vice President and General Counsel, and Senior Vice President and Controller, respectively. In addition, Carl E. Vogel will remain employed by the Company but will provide services to EHC as an advisor. EHC will make payments to the Company based upon an allocable portion of the personnel costs and expenses incurred by the Company with respect to such officers (taking into account wages and fringe benefits). These allocations will be based upon the anticipated percentages of time to be spent by ECC officers performing services for EHC under the management services agreement. EHC will also reimburse the Company for direct out-of-pocket costs incurred by the Company for management services provided to EHC. The Company and EHC will evaluate all charges for reasonableness at least annually and make any adjustments to these charges as the Company and EHC mutually agree upon.
     The management services agreement will continue in effect until January 1, 2009, and will be renewed automatically for successive one-year periods thereafter, unless earlier terminated (1) by EHC at any time upon at least 30 days’ prior written notice, (2) by the Company at the end of any renewal term, upon at least 180 days’ prior notice; and (3) by the Company upon written notice to EHC, following certain changes in control.
     Tax Sharing Agreement
     Immediately prior to the distribution, the Company entered into a tax sharing agreement with EHC which will govern the Company’s and EHC’s respective rights, responsibilities and obligations after the Spin-Off with respect to taxes for the periods ending on or before the Spin-Off. Generally, all pre-Spin-Off taxes, including any taxes that are incurred as a result of restructuring activities undertaken to implement the Spin-Off, will be borne by the Company, and the Company will indemnify EHC for such taxes. However, the Company will not be liable for and will not indemnify EHC for any taxes that are incurred as a result of the Spin-Off or certain related transactions failing to qualify as tax-free distributions pursuant to any provision of Section 355 or Section 361 of the Internal Revenue Code of 1986, as amended, because of (i) a direct or indirect acquisition of any of EHC’s stock, stock options or assets (ii) any action that EHC takes or fails to take or (iii) any action that EHC takes that is inconsistent with the information and representations furnished to the IRS in connection with the request for the private letter ruling, or to counsel in connection with any opinion being delivered by counsel with respect to the spin-off or certain related transactions. In such case, EHC will be solely liable for, and will indemnify the Company for, any resulting taxes, as well as any losses, claims and expenses. The tax sharing agreement will only terminate after the later of the full period of all applicable statutes of limitations including extensions or once all rights and obligations are fully effectuated or performed.
     Transition Services Agreement
     Immediately prior to the distribution, the Company entered into a transition services agreement with EHC pursuant to which the Company, or one of its subsidiaries, will provide certain transition services to EHC. Under such transition services agreement, EHC will have the right, but not the obligation, to receive the following services from the Company or one of its subsidiaries: finance, information technology, benefits administration, travel and event coordination, human resources, human resources development (training), program management, internal audit and corporate quality, legal, accounting and tax, and other support services.
     The transition services agreement has a term of two years and the fees for the services provided under such agreement will be cost plus an additional amount that is equal to an agreed percentage of the Company’s cost, which will vary depending on the nature of the services provided. EHC may terminate the transition services agreement with respect to a particular service for any reason upon thirty days prior written notice. This limited-term agreement is designed to smooth EHC’s transition to a stand-alone public company.
Item 2.01. Completion of Acquisition or Disposition of Assets
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits
(b) Pro Forma Financial Information
     The pro forma financial information specified in Article 11 of Regulation S-X is filed as Exhibit 99.1 hereto.
(d) Exhibits.

Exhibit Number	Description

99.1	Pro Forma Financial Information of EchoStar DBS Corporation.

99.2	Separation Agreement between EchoStar Holding Corporation and EchoStar Communications Corporation (Incorporated by reference from Exhibit 2.1 to the Form 10 (File No. 001-33807) of EchoStar Holding Corporation)

99.3	Transition Services Agreement between EchoStar Holding Corporation and EchoStar Communications Corporation (Incorporated by reference from Exhibit 10.1 to the Form 10 (File No. 001-33807) of EchoStar Holding Corporation)

99.4	Tax Sharing Agreement between EchoStar Holding Corporation and EchoStar Communications Corporation (Incorporated by reference from Exhibit 10.2 to the Form 10 (File No. 001-33807) of EchoStar Holding Corporation)

99.5	Employee Matters Agreement between EchoStar Holding Corporation and EchoStar Communications Corporation (Incorporated by reference from Exhibit 10.3 to the Form 10 (File No. 001-33807) of EchoStar Holding Corporation)

99.6	Intellectual Property Matters Agreement between EchoStar Holding Corporation, EchoStar Acquisition L.L.C., Echosphere L.L.C., EchoStar DBS Corporation, EIC Spain SL, EchoStar Technologies Corporation and EchoStar Communications Corporation (Incorporated by reference from Exhibit 10.4 to the Form 10 (File No. 001-33807) of EchoStar Holding Corporation)

99.7	Management Services Agreement between EchoStar Holding Corporation and EchoStar Communications Corporation (Incorporated by reference from Exhibit 10.5 to the Form 10 (File No. 001-33807) of EchoStar Holding Corporation)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ECHOSTAR DBS CORPORATION
Date: January 7, 2008	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Pro Forma Financial Information of EchoStar DBS Corporation.

99.2	Separation Agreement between EchoStar Holding Corporation and EchoStar Communications Corporation (Incorporated by reference from Exhibit 2.1 to the Form 10 (File No. 001-33807) of EchoStar Holding Corporation)

99.3	Transition Services Agreement between EchoStar Holding Corporation and EchoStar Communications Corporation (Incorporated by reference from Exhibit 10.1 to the Form 10 (File No. 001-33807) of EchoStar Holding Corporation)

99.4	Tax Sharing Agreement between EchoStar Holding Corporation and EchoStar Communications Corporation (Incorporated by reference from Exhibit 10.2 to the Form 10 (File No. 001-33807) of EchoStar Holding Corporation)

99.5	Employee Matters Agreement between EchoStar Holding Corporation and EchoStar Communications Corporation (Incorporated by reference from Exhibit 10.3 to the Form 10 (File No. 001-33807) of EchoStar Holding Corporation)

99.6	Intellectual Property Matters Agreement between EchoStar Holding Corporation, EchoStar Acquisition L.L.C., Echosphere L.L.C., EchoStar DBS Corporation, EIC Spain SL, EchoStar Technologies Corporation and EchoStar Communications Corporation (Incorporated by reference from Exhibit 10.4 to the Form 10 (File No. 001-33807) of EchoStar Holding Corporation)

99.7	Management Services Agreement between EchoStar Holding Corporation and EchoStar Communications Corporation (Incorporated by reference from Exhibit 10.5 to the Form 10 (File No. 001-33807) of EchoStar Holding Corporation)